                                                     EXHIBIT (p)(6)


                               PILGRIM GROUP FUNDS
                                 CODE OF ETHICS


       STATEMENT OF GENERAL PRINCIPLES

       Each of (i) The Pilgrim Group Mutual Funds (as more particularly described on Exhibit A, attached hereto and collectively referred to as the "Funds"), which are registered investment companies under the Investment Company Act of 1940 (the "1940 Act"), (ii) Pilgrim Investments, Inc. ("PII"), a registered investment adviser under the Investment Advisers Act of 1940, as amended, which serves as the investment adviser for the Funds, and (iii) Lexington Management Corporation ("LMC"), a registered investment adviser under the Investment Advisers Act of 1940, as amended, which serves as the investment adviser for the Funds, and (iv) Market Systems Research Advisors, Inc. ("MSRA"), a registered investment adviser under the Investment Advisers Act of 1940, as amended, which serves as the investment adviser for the Funds, and (v) Pilgrim Securities, Inc ("PSI"), a registered broker-dealer which serves as the principal underwriter for the open-end Funds, and (vi) Lexington Funds Distributors ("LFD"), hereby adopt this Code of Ethics (hereinafter, the "Code"), pursuant to Rule 17j-1 promulgated by the Commission under Section 17(j) of the 1940 Act.

         In general, Rule 17j-1 imposes an obligation on registered investment companies and their investment advisers and principal underwriters to adopt written codes of ethics covering the securities activities of certain directors, trustees, officers, and employees. This Code is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of registered investment company clients do not intentionally use information concerning such clients' portfolio securities activities for his or her personal benefit and to the detriment of such clients. For purposes of this Code, a Sub-Adviser of the Fund shall be treated as an Adviser of the Fund unless the Boards of the Funds have approved a separate code of ethics for that Sub-Adviser. It is not the intention of this Code to prohibit personal securities activities by Access Persons, but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to define and prescribe all-inclusive rules addressing all possible situations in which conflicts may arise, this Code sets forth the policies of the Funds, PII, PSI, LMC, LFD and MSRA regarding conduct in those situations in which conflicts are most likely to develop.

       In discharging his or her obligations under the Code, every Access Person should adhere to the following general fiduciary principles governing personal investment activities:

       A. Every Access Person should at all times scrupulously place the interests of the Funds' shareholders ahead of his or her own interests with respect to any decision relating to personal investments.

       B. No Access Person should take inappropriate advantage of his or her position with a Fund, or with PII, PSI, LMC, LFD or MSRA as the case may be, by using knowledge of any Fund's transactions to his or her personal profit or advantage.

       C. Every Access Person should at all times conform to the Policies and Procedures to Control The Flow And Use Of Material Non-Public Information In Connection With Securities Activities, copy of which is attached and is incorporated by reference into this Code of Ethics (that is, the policies and procedures set forth are legally considered a part of this Code of Ethics).


142077.1.03 11/14/00 11:23 AM
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         CODE OF ETHICS


II.    DEFINITIONS

       This Code defines directors, officers and employees of the Funds, PII, PSI, LMC,LFD and MSRA into several categories, and imposes varying requirements by category appropriate to the sensitivity of the positions included in the category. As used herein and unless otherwise indicated, the following terms shall have the meanings set forth below:

       "PORTFOLIO MANAGER": means any employee of a Fund or of PII, LMC or MSRA, or who is entrusted with the direct responsibility and authority to make investment decisions affecting an investment company, and who, therefore, may be best informed about such Fund's investment plans and interests.

       "INVESTMENT PERSONNEL": includes any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund and includes the following individuals:all Finance Department staff of the Adviser, Portfolio Managers of the Funds, the Portfolio support staff, and traders who provide information and advice to a Portfolio Manager of a Fund or who assist in the execution of such Portfolio Manager's decisions.

       "ACCESS PERSONS": includes:

       (i) any director, trustee, officer, general partner or Advisory Person of the Funds or the Adviser to the Funds; and

       (ii) any director or officer of PSI or LFD who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Securities.

       This definition includes, but is not limited to, the following individuals: Portfolio Managers, Investment Personnel, certain employees in Operations, Marketing employees, Finance department employees, an Information Systems member, an Accounting/Compliance Department member, and Executive Management support staff members, as such individuals are defined by the Company's Human Resource Department. Where the term Access Person is used without specifying whether such person is an Access Person of a Fund, or of PII, PSI, LMC, LFD or MSRA, such term shall be interpreted to include all Access Persons of each such entity.

       "ADVISORY PERSON": includes each employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Funds or whose functions relate to the making of any recommendations with respect to the purchases or sales.

       "SEGREGATED PERSON": means an Access Person who in the ordinary course of business does not have access to information regarding the trading activities and/or current portfolio holdings of the Funds; does not ordinarily maintain an office on the premises utilized by Investment Personnel or Portfolio Managers; and who, by resolution, the Boards of the Funds have determined may be a Segregated Person because he or she

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       will not be permitted access to information regarding the trading activities and/or current portfolio holdings of the Funds.

       "EXEMPT PERSON": means a person who is, or could be, an Access Person who does not ordinarily maintain an office on the premises utilized by Investment Personnel or Portfolio Managers, and who, by resolution, the Boards of the Funds have determined may be an Exempt Person not subject to the Code because his or her responsibilities are ministerial in function and therefore the risk of violation of the Code is highly remote.

       "DISINTERESTED DIRECTOR": means a director/trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

       "PII, LMC OR MSRA INVESTMENT ADVISER REPRESENTATIVES": means any officer or director of the investment adviser; any employee who makes any recommendation, who participates in the determination of which recommendation should be made, or whose functions or duties relate to the determination of which recommendation shall be made.These individuals are identified on Form ADV, Schedule F, Item 6.

       "BEING CONSIDERED FOR PURCHASE OR SALE": means, with respect to any security, that a recommendation to purchase or sell such security has been made and communicated or, with respect to the person making the recommendation, such person seriously considers making such recommendation.

       "BENEFICIAL OWNERSHIP": An Access Person will be deemed to have "beneficial ownership" of any Securities and commodities interests for any account held:

        (i)   in the name of his or her spouse or their minor children,

        (ii) in the name of another person (for example, a relative of the Access Person or his or her spouse sharing the same home) if, by reason of any contract, understanding, relationship or agreement or other arrangement, he or she obtains benefits substantially equivalent to those of ownership of the Securities,

        (iii) by a partnership of which he or she is a partner,

        (iv) by a corporation of which he or she is a controlling person and which is used by him or her alone or with a small group as a medium for investing or trading in Securities, or

        (v) by a trust over which he or she has any direct or indirect influence or control and of which he or she, or a member of his or her immediate family (spouse, children, grandchildren or parents) is a beneficiary.

       Exceptions may be made on a case-by-case basis by the Designated Officer where the Access Person certifies in writing (and annually re-certifies, as applicable) that he or she has no control over the account of e.g., a trust or estate, or of a spouse whose transactions in Securities are subject to a code of ethics of his or her employer. In making such exceptions, the Compliance Officer may require the Access Person to comply with various requirements under this Code, e.g., periodic filing of holdings or transactions reports, as the Designated Officer deems appropriate in the circumstances.

       "CONTROL": shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

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      "DESIGNATED OFFICER": means, with respect to any Fund, or PII, PSI, LMC,
       LFD or MSRA, the President of such Fund or of PII, PSI, LMC, LFD or MSRA, or such other officer as the board of directors/trustees of such Fund, or of PII, PSI, LMC, LFD or MSRA, as the case may be, shall designate.

       "FUNDS" OR "FUND": means The Pilgrim Group of Funds, or any fund within The Pilgrim Group of Funds, respectively, as more particularly described on Exhibit A hereto; provided that such terms shall not include any fund as to which PII, LMC or MSRA has appointed a sub-adviser if the Board of Directors/Trustees of that fund has adopted the sub-adviser's code of ethics on behalf of that fund.

       "PSI": means Pilgrim Securities, Inc..

       "PII": means Pilgrim Investments, Inc. and Pilgrim Advisors, Inc..

       "LMC": means Lexington Management Corporation.

       "LFD": means Lexington Funds Distributor.

       "MSRA": means Market Systems Research Advisors, Inc..

       "PERSONAL SECURITIES HOLDINGS" OR "PERSONAL SECURITIES TRANSACTIONS": means, with respect to any person, any Security Beneficially Owned, or any Security purchased or otherwise acquired, or sold or otherwise disposed of by such person, including any Security in which such person has, or by reason of such transaction acquires or disposes of, any direct or indirect Beneficial Ownership in such Security and any account over which such person has discretion; provided, however, that such terms shall not include any holding or transaction in a Security held in or effectuated for an account over which such person does not have any direct or indirect influence and has certified such fact to the appropriate Designated Officer. Personal Securities Transactions shall include all Securities or commodity interests regardless of the dollar amount of the transaction or whether the sale is in response to a tender offer.

       "SECURITY": includes any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency. Securities also includes shares of closed-end investment companies, various derivative instruments such as ELKs, LEAPs and PERCs, limited partnership interests and private placement common or preferred stocks or debt instruments. Commodity interests, which includes futures contracts, and options on futures, relating to any stock or bond, stock or bond index, interest rate or currency shall also be included in this Code's definition of Security. Commodity interests in agricultural or industrial commodities, such as agricultural products or precious metals, are not covered under this Code.

       Security does not include shares of registered open-end investment companies, securities issued by the government of the United States and any options or futures thereon, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements, and such other money market

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       instruments as designated by the board of directors/trustees of such
       Fund, and shares of ReliaStar Financial Corporation.

       "SECURITY HELD OR TO BE ACQUIRED" by a Fund: means: any Security which, within the most recent fifteen (15) days,

       (i)   is or has been held by such Fund, or

       (ii) is being or has been considered by such Fund for purchase for such Fund.

       "AUTOMATIC DISGORGEMENT": Where a violation results from a transaction which can be reversed prior to settlement, such transaction should be reversed, with the cost of the reversal being borne by the covered person; or if reversal is impractical or impossible, then any profit realized on such short-term investment, net of brokerage commissions but before tax effect, shall be disgorged to the appropriate Fund, or if no fund is involved then to a charity designated by PII, LMC or MSRA.

III.   GOVERNING LAWS, REGULATIONS AND PROCEDURES

       All employees shall have and maintain knowledge of and shall comply strictly with all applicable Federal and State laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

       Each employee will be given a copy of the Code of Ethics at the time of his or her employment and each Access Person is required to submit a statement at least annually that he or she has reviewed the Code of Ethics.

       Each employee shall comply with all laws and regulations relating to the use of material non-public information.Trading on "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited. All employees shall comply strictly with procedures established by the Funds to ensure compliance with applicable Federal and State laws and regulations of governmental agencies and self-regulatory organizations.The employees shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters, nor any act which would violate any provision of this Code of Ethics, or any rules adopted thereunder.

       Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control with a view to preventing any violation by such of the provisions of the Code of Ethics.

       Any employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of the Code of Ethics have occurred shall report such evidence to the Designated Officer or the Board of Directors/Trustees of each fund.

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IV.    CONFIDENTIALITY OF TRANSACTIONS

       Information relating to each Fund's portfolio and research and studies activity is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Fund, such information must not be disclosed to any persons other than persons designated by the Designated Officer or the Board of Directors/Trustees of the Fund. If the Fund is considering a particular purchase or sale of a security, this must not be disclosed except to such duly authorized persons.

       Any employee authorized to place orders for the purchase or sale of Securities on behalf of a Fund shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of Securities for the account of the Fund will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the Securities and Exchange Commission or each Fund's shareholders in the normal course of business.

       If any employee of the Fund or Access Person should obtain information concerning the Fund's portfolio (including, the consideration by the Fund of acquiring, or recommending any security for the Fund's portfolio), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to the Fund to do so or such person is specifically authorized to do so by the Designated Officier of the Fund.

V.     ETHICAL STANDARDS

      A. INVESTMENT ACTIVITIES RELATED TO THE FUNDS. All Access Persons, in making any investment recommendations or in taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or actions.

       B. CONFLICTS. All Access Persons shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, with a Fund or which may otherwise be detrimental to the interest of a Fund. Therefore, no Access Person shall undertake independent practice for compensation in competition with the Fund.

              Every employee or Access Person of the Funds who owns beneficially, directly or indirectly, 1/2% or more of the stock of any corporation is required to report such holdings to the President of the Funds.

       C. OBLIGATION TO COMPLY WITH LAWS AND REGULATIONS. Every Access Person shall acquire and maintain knowledge of, and shall comply strictly with, all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing such Access Person's activities. In addition, every Access Person shall comply strictly with all procedures established by the Funds, or by PII, PSI, LMC, LFD or MSRA, to ensure compliance with such laws and regulations. Access Persons shall not knowingly participate in, assist or condone any acts in violation of any law or regulation governing Securities transactions, nor any act which would violate any provision of this Code.

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       D.     SELECTION OF BROKER-DEALERS. Any employee having discretion as to the election of broker-dealers to execute transactions in Securities for the Funds shall select broker-dealers solely on the basis of the services provided directly or indirectly by such broker-dealers as provided in the registration statements for the Funds. An employee shall not directly or indirectly, receive a fee or commission from any source in connection with the sale or purchase of any security for a Fund.

              In addition, the Funds shall take all actions reasonably calculated to ensure that they engage broker-dealers to transact business with each Fund whose partners, officers and employees, and their respective affiliates, will conduct themselves in a manner consistent with the provisions of Section V.

       E. SUPERVISORY RESPONSIBILITY. Every Access Person having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control in order to prevent any violation by such persons of applicable laws and regulations, procedures established by the Funds, or PII, PSI, LMC, LFD or MSRA as the case may be, or the provisions of this Code.

       F. ACCOUNTABILITY. Any Access Person encountering evidence of any action in violation of applicable laws or regulations, or of Fund procedures or the provisions of this Code shall report such evidence to the appropriate Designated Officer or the Board of Directors of each Fund.

       G. INABILITY TO COMPLY WITH CODE. If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that he or she, is unable to comply with certain provisions of this Code, such Access Person shall so advise the Designated Officer of any Fund for which such person is an Access Person in writing and shall set forth with reasonably specificity the nature of his or her fiduciary obligations and the reasons why such Access Person believes that he or she cannot comply with the provisions of the Code.

VI.    EXEMPTED TRANSACTIONS

       The provisions of Article VII of this Code shall not apply as follows:

       A. To purchases or sales effected in any account over which such Access Person has no direct or indirect influence or control;

       B. To purchases or sales of Securities which are not eligible for purchase or sale by any Fund e.g. municipal securities.

       C. To purchases or sales which are non-volitional on the part of either the Access Person or a Fund; Purchases which are part of an automatic dividend reinvestment plan or employee stock purchase plan;

       D. To purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

       E. To purchases or sales of Securities which receive the prior approval of the appropriate Designated Officer because they

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              (i)   are only remotely potentially harmful to each Fund,

              (ii) would be very unlikely to affect a highly institutional market, or

              (iii) clearly are not related economically to the Securities to be purchased, sold or held by each Fund.

       F. To future elections into an employer sponsored 401(k) plan, in an amount not exceeding $1,000 in any calendar month and any other transfers to an open end fund. However, an exchange of a current account balance into or from one of the closed end funds in an amount greater than $1,000 would still need pre-clearance and be reportable at the end of the quarter on the quarterly transaction reports.

       G. The provisions of Article VII A, B and D of this Code shall not apply to any Segregated Person except with respect to transactions in Securities where such Segregated Person knew, or in the ordinary course of fulfilling his or her duties, should have known that such Security was being purchased or sold by the Funds or that a purchase or sale of such Security was being considered by or with respect to the Funds. Pre-clearance approval will be required for purchases of Securities in private transactions conducted pursuant to Section 4(2) of the Securities Act of 1933 and Securities (debt or equity) acquired in an initial public offering.

H. The provisions of this Code shall not apply to any Exempt Person except with respect to transactions in Securities where such Exempt Person knew, or in the ordinary course of fulfilling his or her duties, should have known that such Security was being purchased or sold by the Funds or that a purchase or sale of such Security was being considered by or with respect to the Funds.

I. The provisions of Article VII of this Code shall not apply (I) to a Disinteresteed Director or (ii) to any director/trustee of a Fund who is a not interested person of any investment advisor to the Fund (hereinafter, a "Primarily Disinterested Director").

VII.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A. GENERAL. No Access Person shall purchase or sell, directly or indirectly or for any account over which an Access Person has discretion, any Security (including both publicly traded and private placement Securities), in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale

              (i)   is being considered for purchase or sale by a Fund; or

              (ii)  is being purchased or sold by a Fund.

       B.     PRE-CLEARANCE.

              (i) Every Access Person must pre-clear all Personal Securities Transactions with the compliance department. In order to receive pre-clearance for Personal Securities Transactions, an Access Person must call the Compliance Officer or complete a Personal Trading Approval form. A member of the compliance department is available each business day to respond to pre-clearance requests. Access Persons are directed to identify:
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                    (a)   the subject of the transaction and the number of
                          shares and principal amount of each security involved,

                    (b) the date on which the Access Person desires to engage in the subject transaction;

                    (c) the nature of the transaction (i.e., purchase, sale, private placement, or any other type of acquisition or disposition);

                    (d) the approximate price at which the transaction will be effected; and

                    (e) the name of the broker, dealer, or bank with or through whom the transaction will be effected.

                    When granted, clearance authorizations will be identified by authorization number and will be effective until the end of that calendar day, except for transactions in Reliastar Financial Corp. (RLR) stock for which authorizations will be effective for 30 days (or in the case of a private placement purchase, the closing of the private placement transaction).If on any particular day the Compliance Officer is not present in the office, pre-clearance may be obtained by providing a completed Personal Trading Approval form to a Senior Vice President or Vice President of PII, LMC or MSRA for authorization.The current list of designated officers of PII, LMC and MSRA authorized to provide pre-clearance trade approval is attached as Exhibit B. Questions regarding pre-clearance procedures should be directed to the compliance department.

              (ii) In determining whether to grant approval of Personal Securities Transactions of Investment Personnel who desire to purchase or otherwise acquire Securities in private placement transactions conducted pursuant to Section 4(2) of the Securities Act of 1933, the appropriate Designated Officer will consider, among other factors, whether the investment opportunity presented by such private placement offering should be reserved for investment company and its shareholders, and whether the opportunity is being offered to an individual by virtue of his position with the Fund. In the event that Investment Personnel who have been authorized to acquire Securities in a private placement transaction later have any role in a Fund's subsequent consideration of an investment in the issuer of the Securities acquired in such prior private placement transaction, such Investment Personnel must provide written notification of such prior authorization and investment to the compliance department, immediately upon learning of such Fund's subsequent consideration. In such circumstances, the Fund's decision to purchase Securities of such issuer will be subject to an independent review by Investment Personnel with no personal interest in the issuer.

              Compliance of transactions with this Code by Access Persons may depend on the subsequent investment activities of the Funds, therefore, pre-clearance approval of a transaction by the Designated Officer does NOT necessarily mean the transaction complies with the Code.

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       C.     INITIAL PUBLIC OFFERINGS (IPOS AND HOT IPOS). No Access Person (or
              account over which they have beneficial ownership) may purchase any securities in an IPO or Hot IPO; provided, however, an Access Person (or their beneficially owned accounts) may, upon the prior written approval of a Designated Officer, participate in the following IPOs:

              (i) an IPO in connection with the de-mutualization of a savings bank or the demutualization of a mutual insurance company in which the holder of the account owns a life insurance policy;

              (ii) an IPO of a spin-off company where the Access Person beneficially owns stock in the company that spins off the issuer;

              (iii) an IPO of a company in which the Acess Person beneficially owns stock in the company and the stock was acquired through participation in a private placement previously approved by thier Designated Officer; and

              (iv) an IPO of the employer of the holder of the Access Persons account.

              An IPO generally means an offering of securities registered with the Securities and Exchange Commission (SEC), the issuer of which, immediately before the registration, was not required to file reports with the SEC. See, rule 17j-1(a)(6). Hot IPOs are securities of a public offering that trade at a premium in the secondary market whenever such secondary market begins.

       D.     BLACKOUT PERIODS.

              (i) No Access Person may execute any Personal Securities Transaction on a day during which any Fund has a pending "buy" or "sell" order in that same security until such order is executed or withdrawn.

              (ii) Any purchase or sale of any Security by a Portfolio Manager which occurs within seven (7) calendar days (exclusive of the day of the relevant trade) from the day a Fund he or she manages trades in such security will be subject to Automatic Disgorgement. This seven day blackout period also applies to any portfolio support staff member who recommends the purchase or sale of the particular security to a Fund's Portfolio Manager.

       E. BAN ON SHORT-TERM TRADING PROFITS. Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within sixty (60) calendar days, unless

              (i) such Securities were not eligible to be purchased by any of the Funds under their respective investment policies, or

              (ii) such Investment Personnel have requested and obtained an exemption from this provision from the compliance department with respect to a particular transaction. Violations of this policy will be subject to Automatic Disgorgement.

                    This prohibition shall not apply to any transaction in index futures, index options, including webs, spiders or similar baskets of portfolio securities.

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        CODE OF ETHICS

       F. GIFTS. Investment Personnel may not receive any fee, commission, gift or other thing, or services, having a value of more than $100.00 each year from any person or entity that does business with or on behalf of the Funds.

       G. SERVICES AS A DIRECTOR. Investment Personnel may not serve on the boards of directors of publicly traded companies, unless

              (i) the individual serving as a director has received prior authorization from the appropriate Designated Officer based upon a determination that the board service would be consistent with the interests of the Funds and their shareholders and

              (ii) policies and procedures have been developed and maintained by the board of directors/trustees of the Funds that are designed to isolate the individual from those making investment decisions (a "Chinese Wall").

       H. NAKED OPTIONS. Investment Personnel are prohibited from engaging in naked options transactions. Transactions under any incentive plan sponsored by PII, PSI, LMC or MSRA are exempt from this restriction.

       I. SHORT SALES. Short sales of Securities by Investment Personnel are prohibited.

VIII. COMPLIANCE PROCEDURES

       A. DISCLOSURE OF PERSONAL HOLDINGS. All Access Persons (other than Disinterested Directors and Primarily Disinterested Directors) must disclose all Personal Securities Holdings upon commencement of employment and thereafter on an annual basis. Such annual disclosure shall be made by January 31st of each year. Any person filing such report may state the report shall not be deemed an admission that such person is the beneficial owner of any Securities covered by the report.

       B. DUPLICATE TRADE CONFIRMATION STATEMENTS AND ACCOUNT STATEMENTS. All Access Persons (other than Disinterested Directors and Primarily Disinterested Directors) must cause duplicate trading confirmations for all Personal Securities Transactions and copies of periodic statements for all Securities accounts to be sent to the compliance department, except that a Segregated Person may satisfy this requirement by providing a statement to the compliance department of an affiliate of the Adviser.

       C.     QUARTERLY TRANSACTIONS REPORTS.

              (i)   PII Investment Adviser Representatives.

                    Quarterly reporting of transactions in Securities is required of all PII, LMC and MSRA Investment Adviser Representatives pursuant to the requirements of Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. PII, LMC and MSRA must have a record of every Personal Securities Transaction including every transaction in Securities in which PII,

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
        CODE OF ETHICS

                    LMC or MSRA or any of its
                    "advisory representatives" (as such term is defined in the rule) has (or by reason of such transaction acquires) any direct or indirect beneficial interest and any account over which an Access Person has discretion, except

                    (a) any Personal Securities Transaction effected in any account over which neither PII, LMC or MSRA, nor such advisory representative, has any direct or indirect influence or control,

                    (b) any Personal Securities Transaction which is a direct obligation of the United States and

                    (c) any Personal Securities Transactions in shares of unaffiliated open-end funds

                    Such record must state

                    (a) the title and amount of the Securities involved in the transaction,

                    (b) the trade date and nature of the transaction (i.e., purchase, sale, private placement, or other acquisition or disposition),

                    (c)    the price at which the transaction was effected, and

                    (d) the name of the broker, dealer or bank with or through whom the transaction was effected,

                    This report must be made no later than ten days following the end of the calendar quarter in which such Personal Securities Transaction was effected. A Segregated Person may satisfy this reporting requirement by providing a statement to the compliance department of an affiliate of the Adviser.

              (ii)  All Other Access Persons

                    All other Access Persons (except as provided below) must prepare a quarterly report of all transactions in Securities within 10 days following the end of each quarter in which such Personal Securities Transaction was effected. The transactional and reporting rules under the Code for these individuals do not include shares of registered open-end investment companies, securities issued by the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the board of directors/trustees of such Fund. Such record must state:

                    (a) the title and amount of the Securities involved in the transaction,

                    (b) the trade date and nature of the transaction (i.e., purchase, sale, private placement, or other acquisition or disposition,

                    (c)    the price at which the transaction was effected, and

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        CODE OF ETHICS

                    (d) the name of the broker, dealer or bank with or through whom the transaction was effected. This report must be made no later than ten days following the end of the calendar quarter. A Segregated Person may satisfy this reporting requirement by providing a statement to the compliance department of an affiliate of the Adviser.

              (iii) Disinterested Directors must submit a quarterly report containing the information set forth in subsection (ii) immediately above only with respect to those transactions for which the Disinterested Director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director/trustee, should have known that during the 15-day period immediately before or after the director/trustee's transaction in Securities that are otherwise subject to Access Person reporting requirements, a Fund had purchased or sold such Securities or that it was actively considering the purchase or sale of such Securities.

       D. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. All Access Persons will be provided with a copy of this Code upon beginning his or her employment with a Fund, or with PII, PSI, LMC, LFD or MSRA, as the case may be, and must certify annually that they have read and understand this Code, and that they recognize that they are subject to the terms and provisions hereof. Further, all Access Persons must certify by January 31st of each year that they have complied with the requirements of this Code and that they have disclosed all personal brokerage accounts and disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the requirements herein. The requirements of this subsection D. shall not apply to Disinterested Directors or to Primarily Disinterested Director.

 IX.   SANCTIONS

       A. GENERALLY.The Designated Officer shall investigate all apparent violations of this Code. If a Designated Officer for any Fund, or for PII, PSI, LMC, LFD or MSRA discovers that an Access Person has violated any provision of this Code, he or she may impose such sanctions as he or she deems appropriate, including, without limitation, one or more of the following: warnings, periods of "probation" during which all personal investment activities (except for specifically approved liquidations of current positions), a letter of censure, suspension with or without pay, termination of employment, or Automatic Disgorgement of any profits realized on transactions in violation of this Code. Any profits realized on transactions in violation of Sections D and E of Article VII of this Code shall be subject to Automatic Disgorgement.

       B. PROCEDURES. Upon discovering that an Access Person of a Fund, or of PII, PSI, LMC, LFD or MSRA has violated any provision of this Code, the appropriate Designated Officer shall report the violation, the corrective action taken, and any sanctions imposed to the relevant entity's board of directors/trustees, which may, at the request of the individual involved, review the matter. If a transaction in Securities of a Designated Officer is under consideration, another senior officer of the relevant Fund, or of PII, PSI, LMC, LFD or MSRA, as the case may be, shall act in all respects in the manner prescribed herein for a Designated Officer.

CODE OF ETHICS  ____________________________________________________________
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        CODE OF ETHICS

X      MISCELLANEOUS PROVISIONS

       A. RECORDS. The Funds shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Commission:

              (i) a copy of this Code and any other code of ethics which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place;

              (ii) a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily-accessible place for a period of not less than five
                    (5) years following the end of the fiscal year in which the violation occurs;

              (iii) a copy of each duplicate confirmation statement concerning
                    Personal Securities Transactions of Access Persons, made pursuant to this Code, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the statement is provided, the first two (2) years in an easily-accessible place; and

              (iv) a copy of each report disclosing Personal Securities Holdings of Investment Personnel, made pursuant to this Code, shall be preserved for a period of not less than five
                    (5) years from the end of the fiscal year in which the report is made, the first two (2) years in an easily-accessible place;

              (v) a list of all persons who are, or within the past five (5) years have been, required to pre-clear Personal Securities Transactions or make reports disclosing Personal Securities Holdings pursuant to this Code shall be maintained in an easily-accessible place.

       B.     CONFIDENTIALITY.

              All pre-clearance requests pertaining to Personal Securities Transactions, reports disclosing Personal Securities Holdings, and any other information filed pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Commission.

              All information relating to any Fund portfolio or pertaining to any research activities is confidential until publicly available. Whenever statistical information or research is supplied to or requested by a Fund, such information must not be disclosed to any persons other than persons designated by the appropriate Designated Officer or the board of directors/trustees of such Fund. If the Fund is considering a particular purchase or sale of a security, this fact must not be disclosed except to such duly authorized persons.

              Any employee authorized to place orders for the purchase or sale of Securities on behalf of a Fund shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of Securities for the account of the Fund will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the Commission or each Fund's shareholders in the normal course of business.

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        CODE OF ETHICS

              If any employee of a Fund or Access Person should obtain information concerning such Fund's portfolio (including, the consideration by the Fund of acquiring, or recommending any security for the Fund's portfolio), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to such Fund to do so or such person is specifically authorized to do so by the Designated Officer of the Fund. No officer, director or employee shall disclose any non-public information relating to a client's portfolio or transactions or to the investment recommendations of PII, LMC or MSRA, nor shall any officer, director/trustee or employee disclose any non-public information relating to the business or operations of PII, PSI, LMC, LFD, MSRA or the Funds unless properly authorized to do so.

       C. INTERPRETATION OF PROVISIONS. Each Fund's board of directors/ trustees may from time to time adopt such interpretation of this Code as such board deems appropriate.

       D. EFFECT OF VIOLATION OF THIS CODE. In adopting Rule 17j-1, the Commission specifically noted, in Investment Company Act Release No. IC-11421, that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of this Rule. In adopting this Code, it is not intended that a violation of this Code necessarily is or should be considered to be a violation of Rule 17j-1.


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
        CODE OF ETHICS



                     INITIAL CERTIFICATION OF CODE OF ETHICS
                           PILGRIM GROUP MUTUAL FUNDS



I AM FULLY FAMILIAR WITH THE EFFECTIVE CODE OF ETHICS AS ADOPTED BY EACH OF THE PILGRIM GROUP MUTUAL FUNDS,PILGRIM INVESTMENTS, INC., PILGRIM SECURITIES, INC.,
 LEXINGTON MANAGEMENT CORPORATION, MARKET SYSTEMS RESEARCH ADVISORS, INC., AND LEXINGTON FUNDS DISTRIBUTOR, INC., AND WILL COMPLY WITH SUCH CODE AT ALL TIMES
                     DURING THE FORTHCOMING CALENDAR YEAR.



Name (print):


Signature:


Date:




CODE OF ETHICS  ____________________________________________________________
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
        CODE OF ETHICS


                                    EXHIBIT A
                                TO CODE OF ETHICS


Pilgrim Bank and Thrift Fund, Inc.

Pilgrim Advisory Funds, Inc.
      Pilgrim LargeCap Leaders Fund
      Pilgrim MidCap Value Fund
      Pilgrim Asia-Pacific Equity Fund

Pilgrim Investment Funds, Inc.
      Pilgrim MagnaCap Fund
      Pilgrim High Yield Fund

Pilgrim Mutual Funds
      Pilgrim Internationl Core Growth Fund
      Pilgrim Worldwide Growth Fund
      Pilgrim International SmallCap Growth Fund
      Pilgrim Emerging Countries Fund
      Pilgrim LargeCap Growth Fund
      Pilgrim MidCap Growth Fund
      Pilgrim SmallCap Growth Fund
      Pilgrim Convertible Fund
      Pilgrim Balanced Fund
      Pilgrim High Yield Fund II
      Pilgrim Strategic Income Fund
      Pilgrim Money Market Fund

Pilgrim Government Securities Income Fund, Inc.

Pilgrim Prime Rate Trust

Pilgrim Equity Trust
      Pilgrim MidCap Opportunities Fund

Northstar Galaxy Trust
      Northstar Galaxy Emerging Growth Portfolio
      Northstar Galaxy Growth + Value Portfolio
      Northstar Galaxy High Yield Bond Portfolio
      Northstar Galaxy International Value Portfolio
      Northstar Galaxy Research Enhanced Index Portfolio

Pilgrim SmallCap Opportunities Funds

Pilgrim Growth Opportunities Fund


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
        CODE OF ETHICS


Pilgrim Domestic Equity
      Pilgrim Growth and Income Fund, Inc.

Pilgrim International and Global Funds
      Pilgrim Global Corporate Leaders Fund, Inc.
      Pilgrim International Fund, Inc.
      Pilgrim Worldwide Emerging Markets Fund, Inc.
      Pilgrim Global Technology Fund, Inc.
      Pilgrim Small Cap Asia Growth Fund, Inc.
      Pilgrim Troika Dialog Russia Fund, Inc.

Pilgrim Fixed Income and Money Market Funds
      Pilgrim GNMA Income Fund, Inc.
      Pilgrim Global Income Fund
      Pilgrim Money Market Trust

Pilgrim Precious Metals Fund
      Pilgrim Goldfund, Inc.
      Pilgrim Silver Fund, Inc

Pilgrim Natural Resources Trust

Pilgrim Mayflower Trust
      Pilgrim Emerging Markets Value Fund
      Pilgrim High Growth + Value Fund
      Pilgrim High Total Return Fund
      Pilgrim High Total Return Fund II
      Pilgrim International Value Fund
      Pilgrim Research Enhanced Index Fund

USLICO Series Fund
      The Stock Portfolio
      The Money Market Portfolio
      The Bond Portfolio
      The Asset Allocation Portfolio





CODE OF ETHICS  ____________________________________________________________
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
        CODE OF ETHICS



                                    EXHIBIT B
                                TO CODE OF ETHICS



Designated Officers of PII able to provide pre-clearance:


Lauren Bensinger - Primary AZ

James M. Hennessy

Rob Naka

Michael Roland

Enrique Faust - Primary NJ

Carolyn Croney

Victor Torchia

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REVISED: 2/1/99
         5/5/97

        CODE OF ETHICS


   POLICIES AND PROCEDURES TO CONTROL THE FLOW AND USE OF MATERIAL NON-PUBLIC
              INFORMATION IN CONNECTION WITH SECURITIES ACTIVITIES

The reputation for integrity and high ethical standards in the conduct of its affairs of the Pilgrim Group, Inc., Pilgrim Investments, Inc. and Pilgrim Securities, Inc. (Pilgrim) is of paramount importance to all of us. To preserve this reputation, it is essential that all transactions in securities are effected in conformity with securities laws and in a manner which avoids the appearance of impropriety. In particular, it is a long-standing policy of Pilgrim that if an employee of Pilgrim or any of its subsidiaries or affiliated investment companies possess material non-public information about a public company, the employee may not trade in or recommend trading in the securities of that company nor disclose such information to another person, whether within or outside the Pilgrim organization, except in fulfillment of a legitimate business objective of Pilgrim. Violations of this policy may result in severe civil and criminal penalties under the Federal securities laws, as well as disciplinary action by Pilgrim. Employees should refer to Pilgrim's Policies and Procedures Governing Securities Transactions for a complete statement of these policies.

Material non-public information is information not known to the public that: (1) might reasonably be expected to affect the market value of securities and (2) influence investor decisions to buy, sell or hold securities. It is not possible to define with precision what constitutes "material" information. However, advance information about the following:

        o     a merger, acquisition or joint venture;
        o     a stock split or stock dividend;
        o     earnings or dividends of an unusual nature;
        o     the acquisition or loss of a significant contract;
        o     a significant new product or discovery;
        o     a change in control or a significant change in management;
        o     a call of securities for redemption;
        o the public or private sale of a significant amount of additional securities;
        o     the purchase or sale of a significant asset;
        o     a significant labor dispute;
        o establishment of a program to make purchases of the issuer's own shares;
        o     a tender offer for another issuer's securities; and
        o     an event requiring the filing of a current report under the Act.

Pilgrim Prime Rate Trust, an affiliated regulated investment company ("PPR"), and Pilgrim Investments, Inc. as part of its structured finance activities are both frequently in possession of material non-public information about public companies as a result of its investments in participation interests in senior collateralized corporate loans.

The following policies and procedures are designed to help insure that Pilgrim abides by the prohibition on trading on the basis of material non-public information by limiting the use and restricting the disclosure of material non-public information to persons within or outside the Pilgrim organization who are in the position to trade on the basis of such information or transmit it to others.

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        CODE OF ETHICS

All employees must familiarize themselves with these policies and procedures and abide by them. Compliance with the law and with the policies and procedures described in this memorandum is the individual responsibility of each director, officer and employee of Pilgrim. It is each person's duty to see that the policies and procedures set forth herein are followed in both spirit and letter. In addition, all employees of Pilgrim should understand that supervisory personnel have special responsibilities for taking appropriate action to prevent insider-trading violations. FAILURE TO COMPLY WITH THESE POLICIES WILL BE DEALT WITH HARSHLY AND COULD LEAD TO TERMINATION OF EMPLOYMENT, PERSONAL LIABILITY OR CRIMINAL PROSECUTION.

"INVESTMENT MANAGEMENT ACTIVITIES," FOR PURPOSES OF THESE POLICIES AND PROCEDURES, ARE ACTIVITIES OF EMPLOYEES OF PILGRIM WHOSE REGULAR FUNCTIONS OR DUTIES PRINCIPALLY CONSIST OF MAKING, PARTICIPATION IN, OR OBTAINING INFORMATION REGARDING, THE PURCHASE OR SALE OF PUBLICLY-TRADED SECURITIES OR MAKING, OR OBTAINING INFORMATION ABOUT, RESEARCH AND RECOMMENDATIONS WITH RESPECT TO PURCHASES OR SALES OF SUCH SECURITIES.

I.       GENERAL "CHINESE WALL" POLICY

         IN ADDITION TO PILGRIM 'S GENERAL POLICY PROHIBITING TRADING ON THE BASIS OF MATERIAL NON-PUBLIC INFORMATION OR DISCLOSURE OF SUCH INFORMATION TO OTHERS, IT IS PILGRIM'S POLICY THAT ANY MATERIAL NON-PUBLIC INFORMATION ABOUT A PUBLIC COMPANY OR ITS SECURITIES OBTAINED BY A DIRECTOR, OFFICER OR EMPLOYEE OF PILGRIM OR ANY OF ITS AFFILIATED INVESTMENT COMPANIES, EITHER IN CONNECTION WITH HIS OR HER PPR/STRUCTURED FINANCE INVESTMENT ACTIVITIES OR OTHERWISE, SHALL NOT BE DISCLOSED TO ANY DIRECTOR, OFFICER OR EMPLOYEE OF PILGRIM OR ANY OF ITS AFFILIATED INVESTMENT COMPANIES PERFORMING INVESTMENT MANAGEMENT ACTIVITIES, OR ANY OTHER PERSON, EXCEPT AS SPECIFICALLY PERMITTED BY THESE POLICIES AND PROCEDURES. THIS PROHIBITION APPLIES TO ORAL AS WELL AS WRITTEN DISCLOSURE AND TO INFORMAL AS WELL AS FORMAL DISCLOSURE.

         A.     REPORTING MATERIAL NON-PUBLIC INFORMATION TO CHIEF COMPLIANCE
                OFFICER.

                From time to time, a director, officer or employee of Pilgrim may come into possession of material non-public information (of the type described on page 18 of these policies and procedures) about a company. If such information is obtained in connection with the performance of such person's responsibilities as a director, officer or employee of Pilgrim, then he or she shall immediately report the information as follows:

                (i) A director, officer or employee of Pilgrim, other than a PPR/Structured Finance staff member, shall report such information immediately to the Compliance Department, which is responsible for taking appropriate action, which may include restricting trading in the affected securities. Depending on the nature of such information, such director, officer or employee may have an ongoing duty to inform the Compliance Department of material changes in the information or

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
        CODE OF ETHICS

                      the status of the transaction which it
                     relates in order to permit the Compliance Department to take appropriate action, including restricting or terminating restrictions on trading in the affected securities.

                (ii) PPR/Structured Finance staff members who in their normal course of business deal with material non-public information are to follow the SPECIFIC "CHINESE WALL" PROCEDURES as set forth below.

                (iii)Such information need not be reported if, after reasonable inquiry, the director, officer or employee is satisfied that the Compliance Department has already received such information.

II. "CHINESE WALL" POLICIES AND PROCEDURES APPLICABLE TO SECURITIES TRADING BY PILGRIM

         Employees of Pilgrim performing investment management related activities for PPR/Structured Finance Vehicles ("PPR/Structured Finance Investment Activities) (and persons with supervisory or higher management responsibilities for such employees) are likely to receive in the normal course of their activities material non-public information about issuers of publicly-traded securities. The following policies and procedures are designed to prevent the flow of material non-public information about a public company or its securities from employees engaged in PPR/Structured Finance Investment Activities to those performing other "investment management activities." By following these policies and procedures, Pilgrim can continue, in most instances, to engage in "investment management activities," even though material non-public information about public companies may be known to others within the Pilgrim organization who are involved in performing PPR/Structured Finance Investment Activities.

III.     SPECIFIC "CHINESE WALL" PROCEDURES

         A. COMPLIANCE WITH SECTIONS 13(F) AND 13(G) OF THE SECURITIES EXCHANGE ACT OF 1934 ("EXCHANGE ACT")

                All directors, executive officers (or persons performing similar functions) or Investment Personnel of ReliaStar Financial Corp. ("ReliaStar") shall not have access to current information (less than 7 days old) that relates to the voting and investment power of the securities held by the Pilgrim Funds' portfolios. Such persons shall not have access to investment reports, Investment Personnel, the premises of Investment Personnel or attend meetings of Investment Personnel of PII, wherever located, except that such persons may attend meetings of the Board of Directors/Trustees of the Pilgrim Funds based on the premise that information concerning portfolio holdings is more than 7 days old. Communications concerning the holdings, voting or investment power of the Pilgrim Funds' portfolios between Investment Personnel of PII and directors, executive officers (or persons performing similar functions) or Investment Personnel of ReliaStar are prohibited. Exceptions may be permitted by the Chief Compliance Officer where the Chief Compliance Officer believes such persons will not act in concert with Investment Personnel of PII for purposes of transactions in securities that would require reporting under Sections 13(f) and 13(g) of the Exchange Act.

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        CODE OF ETHICS

         B.     PILGRIM PRIME RATE TRUST

                In order to contain material non-public information concerning a public company or its securities within the immediate group of persons engaged in performing PPR/Structured Finance Investment Activities who have a need to know such information, and in order to ensure that such information does not flow to those engaged in other investment management activities, the following policies and procedures should be followed:

                (i) ORAL AND WRITTEN COMMUNICATIONS. Except as specifically permitted by these policies and procedures, employees engaged in performing PPR/Structured Finance Investment Activities should not discuss or exchange any written or oral non-public information, whether or not material, about a company or its securities with employees performing other investment management activities.

                     Any communication, whether written or oral, containing material non-public information (of the type described on the attached copy of Pilgrim 's Policies and Procedures to Control the Flow and Use of Material Non-Public Information in Connection with Securities Activities) about an issuer or its securities shall be restricted, on a need-to-know basis, to employees engaged in performing PPR/Structured Finance Investment Activities and to the following persons:

                     (a) directors and senior executives of Pilgrim who are not actually involved in investment management decisions;

                     (b)   Compliance personnel; and

                     (b) certain identified accountants, attorneys or other outside professional advisers.

                     In addition, the Company involved shall be placed on PPR/Structured Finance's Watch List/Inside Information List. Written communications containing material non-public information shall be marked "confidential." Documents prepared for presentation to PPR's Board of Directors shall be presumed to contain material non-public information and shall be handled accordingly.

                (ii) ATTENDANCE AT MEETINGS. Attendance at meetings, whether held inside or outside the Pilgrim organization, at which personnel performing PPR/Structured Finance Investment Activities may be present, is limited as follows:

                     (a) Attendance at meetings at which material non-public information regarding a company or its securities are to be, or are likely to be, discussed is restricted to employees, on a need-to-know basis, performing PPR/Structured Finance Investment Activities and to the following persons:

                          (i) directors and senior executives of Pilgrim who are not actually involved in investment management decisions

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        CODE OF ETHICS


                          (ii) compliance personnel; and

                          (iii)certain identified accountants, attorneys, or other outside professional advisers. Persons engaged in other investment management activities ARE PROHIBITED from attending meetings at which material non-public information about a public company or its securities is to be, or is likely to be, discussed, without the specific authorization of the Compliance Department, after appropriate legal consultation.

                     (b) The preceding paragraph shall not prohibit investment management personnel from preparing and participating in written or oral presentations and attending meetings with persons performing PPR/Structured Finance Investment Activities in order to develop products or marketing plans, to report on the financial services of Pilgrim to existing or prospective clients or to discuss matters not related to PPR/Structured Finance Investment Activities, provided, that such persons shall leave such meetings if non-public matters are raised.

         C. LIBRARY AND FILES. A separate credit file room has been established. The door is closed and locked at all times except when an Authorized Person is working in the room. NO OTHER PERSONS ARE ALLOWED IN THE PPR/STRUCTURED FINANCE FILE ROOM EVEN IN THE COMPANY OF AN AUTHORIZED PERSON (AS DEFINED ABOVE) OTHER THAN REPAIR OR MAINTENANCE PERSONNEL AND THEN ONLY IN THE PRESENCE OF AN AUTHORIZED PERSON. The Library's access is to be monitored by an Authorized Person.

                All information awaiting filing in the Library is to be under the supervision of an Authorized Person at all times or locked in a PPR/Structured Finance staff member's office or other lockable file cabinet.

                Materials, which have been archived, are stored with a storage company whose procedures restrict access to archived materials and where only a Pilgrim Authorized Person may request retrieval of files from the archives.

         D. PPR/STRUCTURED FINANCE OFFICES ARE TO BE LOCKED when not occupied or supervised. Authorized Persons requiring keys must sign in/out for keys on a log maintained by the Administrative Assistant.

         E. COMPUTERS WITH ACCESS TO PPR/STRUCTURED FINANCE FILES ARE TO HAVE SEPARATE ACCESS PASSWORDS. Pilgrim 's company-wide computer security has also been reviewed to insure that all reasonable and practical measures have been taken to limit the possibility that unauthorized access could be made to PPR/Structured Finance (and all Pilgrim) computer files. Pilgrim 's MIS personnel are required to notify in writing a PPR Senior Vice President of any file/systems maintenance work, in advance of beginning any such work.

         F. THE (602) 417-8327 FAX MACHINE IS FOR THE EXCLUSIVE USE OF THE PPR/STRUCTURED FINANCE CREDIT DEPARTMENT. It is to remain situated in direct

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                proximity to the PPR/Structured Finance
                Department Administrative Assistant for monitoring of incoming/outgoing information. Any Authorized Person noting any unattended information on the machine is required to take possession of that information until it can be properly delivered to the appropriate PPR/Structured Finance staff member.

                If any Pilgrim employee should inadvertently receive PPR/Structured Finance faxes, he/she is to immediately deliver it to a PPR/Structured Finance staff member and should immediately report the occurrence to a Senior Vice President of PPR. The Senior Vice President will decide if there has been any exposure of non-public information and, if so, will immediately inform the Chief Compliance Officer and place the issuer on the Restricted List.

         G. ALL PPR/STRUCTURED FINANCE NON-PUBLIC DUPLICATE MATERIALS OR OTHER SUCH REFUSE OF A CONFIDENTIAL NATURE MUST BE DISPOSED OF PROPERLY. A document shredder is available for the use of each Authorized Person.

         H. ALL PPR/STRUCTURED FINANCE MAIL IS TO BE DELIVERED UNOPENED TO THE PPR DEPARTMENT ADMINISTRATIVE ASSISTANT (OR NEAREST AVAILABLE PPR/STRUCTURED FINANCE STAFF MEMBER). If any Pilgrim employee should inadvertently receive PPR/Structured Finance mail, he/she is to immediately hand deliver it to a PPR/Structured Finance staff member. If the mail was opened before receipt by a PPR/Structured Finance staff member, the occurrence should be immediately reported to a Senior Vice President of PPR. The Senior Vice President will decide if there has been any exposure of non-public information and, if so, will immediately inform the Chief Compliance Officer and place the issuer on the Restricted List.

I.              PPR/STRUCTURED FINANCE'S MAIL DISTRIBUTION IS TO BE HANDLED AS
                FOLLOWS: Mail is received and opened. Each item is reviewed to determine content. If the item is found to contain material, non-public information, the company will be placed on the Watch List/Inside Information List provided it is not currently in the portfolio and, therefore, already on the Watch List/Inside Information List. All items are distributed to the appropriate recipient.

IV.      RESTRICTIONS ON TRADING

         From time to time it may be appropriate to restrict or halt trading in a security if Pilgrim is in possession of material non-public information about the issuer of such security, particularly if such information is derived from a significant transaction or proposed transaction involving PPR/Structured Finance and the issuer. Whenever a trading restriction is in effect, Pilgrim 's Compliance Department shall implement appropriate procedures to halt trading in that security for any account for which Pilgrim Investments, Inc. acts as discretionary investment manager or adviser.

         Where PPR/Structured Finance is involved in a transaction, or is otherwise in possession of material non-public information, the securities of the affected company shall be placed on the Watch List/Inside Information List and trading in such securities shall be monitored. Depending on individual circumstance, such securities may also be considered for placement on Pilgrim 's Restricted List.

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V.    HANDLING OF OTHER SENSITIVE INFORMATION

         Although the preceding policies deal in particular with the subject of MATERIAL non-public information, employees of Pilgrim have an obligation to treat ALL sensitive non-public information in strictest confidence. To safeguard this information, the following procedures should be followed:

         A. Papers relating to non-public matters concerning issuers of securities should not be left lying in conference rooms or offices and should be locked in file cabinets or desks overnight or during absence from the office. In addition, sensitive information stored in computer systems and other electronic files should be kept secure.

         B. Appropriate controls for the reception and oversight of visitors to sensitive areas should be implemented and maintained. For example, guests should be escorted around Pilgrim 's offices and should not be left unattended.

         C. Document control procedures, such as numbering counterparts and recording their distribution, and shredding papers containing material non-public information should be used where appropriate.

         D. If an employee is out of the office on business, secretaries and receptionists should use caution in disclosing the employee's location.

         E. Business conversations should be avoided in public places, such as elevators, hallways, restrooms and public transportation or in any other situation where such conversations may be overheard.

VI.      QUESTIONS

         Questions concerning the interpretation or application of these procedures should be referred to the Compliance Department, who will consult with counsel about matters requiring legal interpretations.

VII.     POLICIES AND PROCEDURES GOVERNING SECURITIES TRANSACTIONS

          A.   RESTRICTIONS ON TRADING IN SECURITIES.  Pilgrim  maintains a list of securities that are subject to trading restrictions or monitoring in accordance with its Code of Ethics, Chinese Wall Procedures and various provisions of the federal securities laws. These lists, referred to as the Restricted List, the Watch List/Inside Information List and the Trading Lists, are maintained and continuously updated under the supervision of the Compliance Department. Securities included on the Restricted List may not be purchased or sold in portfolio accounts, except for Pilgrim Prime Rate Trust ("PPR") and structured finance vehicles. Securities Watch List/Inside Information List securities are securities of issuers with respect to which there is a significant likelihood that PPR/Structured Finance is in possession of material inside information. Trading List securities are those with respect to which a portfolio manager has indicated an intent to trade or Structured Finance/PPR public companies to which PPR/Structured Finance is a lender or PPR/Structured Finance is, or within the preceding ninety (90) days has been, in possession of material non-public information concerning such company. The Restricted List, the Watch List/Inside Information List and the Trading Lists will be

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               prepared and  maintained  for all Pilgrim  Funds;  provided  that exceptions from the requirement for such lists may be granted on a case by case basis when the Compliance Department determines that a portfolios manager's alternative methodology is sufficient to achieve the purposes of such lists.

               Each portfolio manager will maintain a separate Trading List, unless an exception has been granted by the Compliance Department, as provided above. Each portfolio manager will have access to his/her Trading List and the Restricted List.

          B. CHINESE WALL PROCEDURES. Employees of Pilgrim performing investment management related activities for PPR/Structured Finance ("PPR/Structured Finance Investment Activities") (and persons with supervisory or management responsibilities for such employees) are likely, in the normal course of their activities, to receive material non-public information about issuers of publicly traded securities. If any employee of Pilgrim possesses material non-public information about a public company, regardless of its source, such employee may not trade in the securities of that company or recommend trading in such securities to any person nor can they disclose such information to another person, whether inside or outside the Pilgrim organization, except in fulfillment of a legitimate business objective of Pilgrim. Violations of this policy may result in severe civil or criminal penalties under the federal securities laws, as well as in disciplinary action by Pilgrim (including termination of employment). Pilgrim has adopted a series of stringent procedures designed to prevent the flow of material non-public information about a public company or its securities from employees engaged in "PPR/Structured Finance Investment Activities" to employees performing other "investment management activities." As a general matter, it is Pilgrim's policy that any material non-public information about a public company or its securities that is obtained by a director, officer or employee of Pilgrim, either in connection with their PPR/Structured Finance Investment Activities or otherwise, shall not be disclosed beyond the immediate group of persons involved in a particular transaction, except as specifically permitted by the firm's Chinese Wall Procedures. Employees should refer to Pilgrim 's Chinese Wall Procedures.

         ALL DIRECTORS, OFFICERS AND EMPLOYEES OF PILGRIM MUST FAMILIARIZE THEMSELVES WITH THESE POLICIES AND PROCEDURES AND ABIDE BY THEM. COMPLIANCE WITH THE LAW AND THE POLICIES AND PROCEDURES DESCRIBED IN PILGRIM'S CHINESE WALL PROCEDURES IS THE INDIVIDUAL RESPONSIBILITY OF EACH DIRECTOR, OFFICER OR EMPLOYEE OF PILGRIM. IT IS EACH SUCH PERSON'S DUTY TO SEE THAT THE POLICIES AND PROCEDURES SET FORTH IN PILGRIM'S CHINESE WALL PROCEDURES ARE FOLLOWED IN BOTH SPIRIT AND LETTER. FAILURE TO COMPLY WITH THE CHINESE WALL PROCEDURES WILL BE DEALT WITH HARSHLY AND COULD LEAD TO TERMINATION OF EMPLOYMENT, PERSONAL LIABILITY OR CRIMINAL PROSECUTION.

          D.    THE RESTRICTED LIST. Securities are placed on the Restricted
                List:

                (i) in the unlikely event that there is a failure of the Chinese Wall Procedures and material non-public information is disseminated beyond persons performing PPR/Structured Finance Investment Activities;

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                (ii) upon a determination by the Compliance Department or the
                     Firm's General Counsel that the sensitivity of a transaction being considered by PPR/Structured Finance, the nature of the information in the possession of PPR/Structured Finance or other circumstances justify a halt in trading activity in securities of an issuer; and

                (iii)in other circumstances as determined by the Compliance
                     Department or the Firm's General Counsel. Portfolios managed by Pilgrim, other than PPR, may not trade in securities that have been placed on the Restricted List. Pre-clearance requests for personal securities transactions in securities of an issuer on the Restricted List will not be approved. It is anticipated that few, if any, securities will be included on the Restricted List.

          D. WATCH LIST/INSIDE INFORMATION LIST. Each company will be placed on the Watch List/Inside Information List if PPR/Structured Finance is, or within the preceding ninety (90) days has been, in possession of material non-public information concerning such company.

          E. PREPARATION OF THE WATCH LIST/INSIDE INFORMATION LIST. Persons performing PPR/Structured Finance Investment Activities must immediately log the names of companies on the Watch List/Inside Information List upon the receipt of material non-public information concerning such company. PPR's/Structured Finance portfolio managers must advise the Compliance Department of any changes in the status of such information which might permit the removal of such securities from the Watch List/Inside Information List or require placing them on the Restricted List. In addition, the Firm's General Counsel may advise the Compliance Department to place the securities of a particular company on the Watch List/Inside Information List. While portfolio trading in securities on the Watch List/Inside Information List is NOT prohibited, such trading is monitored frequently to detect any unusual trading activity involving Watch List/Inside Information List securities. The Watch List/Inside Information List is prepared by a PPR/Structured Finance Portfolio Manager.

          F. TRADING LISTS. OPEN-END FUNDS A separate Trading List is maintained for each portfolio. A security of an issuer is placed on a Trading List each Friday or commencing upon the date that a portfolio manager determines to engage in a transaction involving such security imminently (generally within seven (7) business days, subject to market conditions) and for a period of five (5) business days following such transaction. A portfolio manager's decision to place a security on a Trading List should be made by reference to a number of factors, including, the relationship between the target buy/sell price and the market price, the volatility of the issue and consideration of other factors that may lead a portfolio manager to trade in a particular security. Obviously, unforeseen circumstances may lead to a rapid trading decision, in which case a security may be placed on the Trading List at the same time as a trading order is placed. Pre-clearance requests for personal securities transactions in securities of an issuer on the Trading List will not be approved.

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E.             G.  TRADING  LIST -PPR AND  STRUCTURED  FINANCE  VEHICLES  Public
               companies will be put on PPR/Structured Finance's Trading list if either entity

               (i)  owns a loan participation with respect to such company or

               (ii) is, or within the  proceeding  ninety (90) days has been, in possession of material non-public information concerning such company. Pre-clearance requests for personal securities transactions in securities of an issuer on the PPR/Structured Finance Trading List will not be approved.

          H. PERSONAL SECURITIES TRANSACTIONS. Under Pilgrim 's Code of Ethics, all employees, officers and directors of Pilgrim, all directors/trustees of registered investment companies managed by Pilgrim, as well as certain consultants and independent contractors who have access to confidential information, other than Segregated Persons (collectively, "Access Persons") must

               (i) obtain pre-clearance for personal securities transactions involving beneficial ownership (as defined in Pilgrim 's Code of Ethics) and

               (ii) cause  duplicate  trading  confirmations  for such  personal securities transactions to be sent to the Compliance Department A Segregated Person, as that term is defined in Pilgrim's Code of Ethics, need only pre-clear a transaction in a Security (as that term is defined in Pilgrim's Code of Ethics) if at the time such Segregated Person proposed to engage in such transaction, he or she knew, or in the ordinary course of fulfilling his or her duties, should have known that such Security was being purchased or sold by the Funds or that a purchase or sale of such Security was being considered by or with respect to the Funds except that pre-clearance approval will be required for purchases of securities in private transactions conducted pursuant to
                    Section 4(2) of the Securities Act of 1933 and Securities (debt or equity) acquired in an initial public offering.

                All Pilgrim Registered Representatives not deemed to be Access Persons must also pre-clear all Personal Securities Transactions with the Compliance Department. In order to receive pre-clearance for Personal Securities Transactions, a Registered Representative must call the Compliance Officer or complete a Personal Trading Approval form. A member of the Compliance Department is available each business day from 9:00 a.m. to 5:00 p.m. to respond to pre-clearance requests. Registered Representatives are directed to identify

                (i) the securities that will be the subject of the transaction and the number of shares and principal amount of each security involved,

                (ii) the date on which they desire to engage in the subject transaction;

                (iii)the nature of the transaction (i.e., purchase, sale,
                     private placement, or any other type of acquisition or disposition);

                (iv) the approximate price at which the transaction will be effected; and

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                (v)  the name of the broker, dealer, or bank with or through whom the transaction will be effected. Transactions in securities of an issuer on the Restricted List or the Trading Lists will not be approved. In order to maintain the confidentiality of the Restricted List, the Watch List/Inside Information List and the Trading
                     Lists, callers will not be apprised of the reason for the denial of the authorization to trade. If on any particular day the Compliance Officer is not present in the office, pre-clearance may be obtained by providing a completed Personal Trading Approval form to the Compliance Analyst for authorization who will obtain the signature of an appropriate designated officer. Questions regarding pre-clearance procedures should be directed to the Compliance Department.

                Exceptions -Certain Transactions No pre-clearance of a securities transaction is required for the following transactions:

                (i)  Shares of registered open-end investment companies,

                (ii) Securities issued by the government of the United States, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements and such other money market instruments as designated by the board of directors/trustees of such Fund and shares of ReliaStar Financial Corporation.

                (iii)Purchases or sales effected in any account over which such
                     Registered Representative has no direct or indirect influence or control;

                (iv) Purchases or sales of securities which are not eligible for purchase or sale by any Fund e.g. municipal securities.

                (v) Purchases or sales which are non-volitional on the part of either the Registered Representative or a Fund;

                (vi) Purchases which are part of an automatic dividend
                     reinvestment plan or employee stock purchase plan;

                (vii)Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                (viii) Purchases or sales of securities which receive the prior approval of the appropriate Designated Officer because they
                     (i) are only remotely potentially harmful to each Fund,
                     (ii) would be very unlikely to affect a highly institutional market, or (iii) clearly are not related economically to the securities to be purchased, sold or held by each Fund.

                (ix) Future elections into an employer sponsored 401(k) plan, in an amount not exceeding $1,000 in any calendar month and any other transfers to an open end fund. However, an exchange of a current account balance into or from one of the closed end funds in an amount greater than

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                     $1,000 would still need pre-clearance and be reportable at the end of the quarter on the quarterly transaction reports.

         I. PERSONAL BROKERAGE ACCOUNTS. Access Persons and registered representatives pursuant to Rule 3050 of the NASD Conduct Rules, are required to notify the securities brokers with whom he or she opens personal brokerage accounts that he or she is an affiliated person of PII or PSI as appropriate. This notification should take place at the time the brokerage account is opened and applies to your personal accounts and to any account in which you have a beneficial interest as defined in Pilgrim 's Code of Ethics. If the securities account is with a non-member institution (e.g., investment adviser, bank or other financial institution) you are required to notify the Chief Compliance Officer prior to the execution of any initial transactions, of your intention to open such account or place an order.

                For brokerage and/or non-member institution accounts established prior to your association with PSI or PII, you are required to notify the Chief Compliance Officer promptly after your hire date.

         J. TRADE CONFIRMATIONS. Access Persons (other than Segregated Persons) and registered representatives shall cause broker-dealers maintaining accounts to deliver to Pilgrim duplicate trade confirmations and statements with respect to all transactions in such accounts. Pilgrim has prepared a form letter to be used such Access Persons to direct brokerage firms maintaining such accounts to send duplicate trade confirmations to the Compliance Department. A copy of this form letter is attached as Exhibit C.

         K. NEW ISSUES. "Hot issues" are securities which, immediately after their initial public distribution, sell at a premium in the secondary market. No Access Person nor Registered Representative ("RR") may purchase hot issue securities during the primary offering for his or her personal account, for any account in which the individual has a direct or indirect financial interest, or for the account of any member of the individual's immediate family. For this purpose, the term "immediate family" includes parents, spouse, brothers, sisters, in-laws, children or any other person who is directly or indirectly materially supported by you.

                Because of the difficulty in recognizing a potential "hot issue" until after distribution, you and your immediate family may not purchase, for any account in which you have a beneficial interest, any new issue of a security unless such purchase has been approved in advance by the Chief Compliance Officer.




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             COMPLIANCE

                                    EXHIBIT C


                         SAMPLE LETTER TO BROKERAGE FIRM
             TO ESTABLISH DUPLICATE CONFIRMS AND PERIODIC STATEMENTS
                       (PAGE C12, H. TRADE CONFIRMATIONS)





January 2, 1996

Merrill Lynch, Pierce, Fenner & Smith, Inc.
111 W. Ocean Blvd., 24th Floor
Long Beach, CA  90802

RE:   The Brokerage Account of Account Registration

         Account No.  Your Account Number
                      --------------------
           AE          Name of Your Registered Representative
                       --------------------------------------

Dear Ladies/Gentlemen:

In accordance with the policies of Pilgrim Group, Inc., a financial services firm with which I have become associated, effective immediately, please forward duplicate trade confirmations and periodic statements on the above-captioned accounts as follows:

                  Pilgrim Group, Inc.
                  ATTN:  LAUREN D. BENSINGER
                  VP & CHIEF COMPLIANCE OFFICER
                  TWO RENAISSANCE SQUARE
                  40 North Central Avenue
                  Suite 1200
                  Phoenix, AZ  85004

Sincerely,


Your Name

COMPLIANCE  ___________________________________________________________________
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